UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

November 7, 2007

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 111, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Information required by Item 1.01 is contained in Item 2.01 below which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 7, 2007, Dougherty's Holdings, Inc., a wholly owned subsidiary of the Registrant, entered into a Partnership Interest Purchase Agreement(the "Agreement") pursuant to which it caused its wholly owned subsidiaries, Dougherty's Operating GP, LLC and Dougherty's LP Holdings, Inc., to sell all of their general partnership and limited partnership interests in Park InfusionCare, L.P., the Registrant’s infusion therapy subsidiary (the “Park Business”), to Maverick Healthcare Group, L.L.C.

The purchase price of the Park Business was $4.0 million, of which $3.5 million (reduced by certain working capital and other adjustments) was paid in cash at closing and $0.5 million is payable based on the performance of the Park Business for the year ending December 31, 2007.

The foregoing description of certain of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed with this report as Exhibit 2.1 and incorporated herein by this reference.

Item 9.01(c)                                Exhibits

2.1*
Partnership Interest Purchase Agreement dated as of November 7, 2007 by and among Maverick Healthcare Group, L.L.C., Park InfusionCare GP, LLC, Dougherty’s Operating GP, LLC, Dougherty’s LP Holdings, Inc. and Dougherty’s Holdings, Inc. (schedules and exhibits have been omitted pursuant to Item 6.02(b) of Regulation S-K and shall be furnished supplementally to the Securities and Exchange Commission upon request).

99.1*	Press Release dated November 9, 2007.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer

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